Exhibit 99.1

SUMMIT VIEW, INC. AND SUBSIDIARIES

To the Board of Directors

Summit View, Inc. and Subsidiaries

Coshocton, Ohio

Independent Auditors’ Report

We have audited the accompanying consolidated balance sheets of Summit View, Inc. and Subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income and comprehensive income, changes in stockholder’s equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Summit View, Inc. and Subsidiaries at December 31, 2007 and 2006 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/GBQ Partners LLC

Columbus, Ohio

May 16, 2008

SUMMIT VIEW, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2007 and 2006

ASSETS
	2007	2006
Current Assets
Cash and cash equivalents	$5,100,796	$2,061,883
Accounts receivable	5,242,518	4,216,169
Prepaid expenses	135,600	136,254

Total current assets	10,478,914	6,414,306

Property and Equipment
Track and improvements	42,474,254	40,464,445
Machinery and equipment	14,819,542	13,006,160
Buildings and improvements	2,176,419	2,334,238
Land	4,476,795	4,474,646
Furniture and fixtures	237,667	115,169

	64,184,677	60,394,658
Less: accumulated depreciation and amortization	(27,395,010)	(23,103,499)

Total property and equipment	36,789,667	37,291,159

Other Assets
Cash surrender value of life insurance policies	124,378	—
Loan costs and operating rights, net of accumulated amortization of $122,228 and $117,721 in 2007 and 2006, respectively	37,303	48,715

Total other assets	161,681	48,715

TOTAL ASSETS	$47,430,262	$43,754,180

The accompanying notes are an integral part of the consolidated financial statements.

SUMMIT VIEW, INC. AND SUBSIDIARIES

Consolidated Balance Sheets (Continued)

December 31, 2007 and 2006

LIABILITIES AND STOCKHOLDER’S EQUITY
	2007	2006
Current Liabilities
Note payable – line of credit	$—	$1,000,000
Current portion of long-term debt	2,892,857	2,892,857
Current portion of obligation under capital lease	—	229,813
Current portion of deferred revenue – grant	326,134	133,082
Accounts payable	1,162,505	2,310,271
Accrued liabilities	1,745,750	614,998
Income and sundry taxes payable	2,313,025	1,420,254

Total current liabilities	8,440,271	8,601,275

Long-Term Liabilities
Long-term debt	4,178,201	7,071,058
Deferred revenue – grant	2,406,590	1,863,148
Deferred compensation	150,000	—
Deferred income taxes	3,224,903	4,592,736

Total long-term liabilities	9,959,694	13,526,942

Total liabilities	18,399,965	22,128,217

Stockholder’s Equity
Common stock, 750 shares authorized, 100 shares issued and outstanding at $5 per share stated value	500	500
Additional paid-in capital	119,936	119,936
Retained earnings	28,909,861	21,505,527

Total stockholder’s equity	29,030,297	21,625,963

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$47,430,262	$43,754,180

The accompanying notes are an integral part of the consolidated financial statements.

SUMMIT VIEW, INC. AND SUBSIDIARIES

Consolidated Statements of Income and Comprehensive Income

For the Years Ended December 31, 2007 and 2006

	2007	2006
Operating Revenues	$58,185,016	$46,695,046

Operating Expenses:
Transportation	16,590,428	14,642,443
Locomotive repair and maintenance	4,288,269	4,191,832
Maintenance of way	14,483,042	9,027,829
Depreciation and amortization	4,313,694	3,896,049
Car repair	1,096,315	1,250,065
Other taxes	555,759	589,470
General and administrative	7,305,336	6,930,278
Gain on sale of property and equipment	(554,830)	(77,370)

Total operating expenses	48,078,013	40,450,596

Income from Operations	10,107,003	6,244,450

Other (Expense) Income:
Interest expense	(569,206)	(806,283)
Gain on the discontinuance of interest rate hedges	—	201,725

Total other income (expense)	(569,206)	(604,558)

Income before Provision for Income Taxes	9,537,797	5,639,892

Provision for (Benefit from) Income Taxes:
Current	3,501,296	1,782,890
Deferred	(1,367,833)	(2,241,446)

Total provision for (benefit from) income taxes	2,133,463	(458,556)

Net Income	7,404,334	6,098,448

Other Comprehensive Income:
Discontinuance of interest rate hedges	—	(122,725)

Comprehensive Income	$7,404,334	$5,975,723

The accompanying notes are an integral part of the consolidated financial statements.

SUMMIT VIEW, INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholder’s Equity

For the Years Ended December 31, 2007 and 2006

	Common Stock	Additional Paid-in Capital	Accumulated Other Comprehensive Income	Retained Earnings	Total Stockholder’s Equity
Balance at December 31, 2005	$500	$119,936	$122,725	$15,407,079	$15,650,240

Net income	—	—	—	6,098,448	6,098,448

Discontinuance of interest-rate hedges	—	—	(122,725)	—	(122,725)

Balance at December 31, 2006	500	119,936	—	21,505,527	21,625,963

Net income	—	—	—	7,404,334	7,404,334

Balance at December 31, 2007	$500	$119,936	$—	$28,909,861	$29,030,297

The accompanying notes are an integral part of the consolidated financial statements.

SUMMIT VIEW, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2007 and 2006

	2007	2006
Cash Flows from Operating Activities:
Net income	$7,404,334	$6,098,448

Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation and amortization	4,313,694	3,896,049
Gain on sale of property and equipment	(554,830)	(77,370)
Deferred taxes	(1,367,833)	(2,241,446)
Deferred compensation	150,000	—
Increase in cash surrender value of life insurance	5,622	—
Gain on the discontinuance of the interest rate hedges	—	(201,725)
(Increase) decrease in operating assets:
Accounts receivable	(1,026,349)	(1,202,170)
Prepaid expenses	654	(2,729)
Increase (decrease) in operating liabilities:
Accounts payable	(1,147,766)	362,530
Accrued liabilities	1,130,752	(495,860)
Income and sundry taxes payable	892,771	271,091

Total adjustments	2,396,715	308,370

Net cash provided by operating activities	9,801,049	6,406,818

Cash Flows from Investing Activities:
Proceeds from the sale of property and equipment	722,815	140,172
Acquisition of property and equipment	(3,069,213)	(3,054,239)
Acquisition of property and equipment with grant funding	(899,562)	(1,996,230)
Deferred revenue – grant	736,494	1,996,230
Premiums paid on cash surrender value of life insurance	(130,000)	—
Decrease in other assets	—	14,500

Net cash used in investing activities	(2,639,466)	(2,899,567)

Cash Flows from Financing Activities:
Net (payments) borrowings on note payable – line of credit	(1,000,000)	1,000,000
Payments of long-term debt	(2,892,857)	(3,888,323)
Payments on obligation under capital lease	(229,813)	(115,781)
Proceeds from the discontinuance of the interest rate hedges	—	182,725

Net cash used in financing activities	(4,122,670)	(2,821,379)

Net increase in cash	3,038,913	685,872

Cash and Cash Equivalents – Beginning of Year	2,061,883	1,376,011

Cash and Cash Equivalents – End of Year	$5,100,796	$2,061,883

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest	$728,440	$846,416
Income taxes	1,215,000	1,170,000

Supplemental Disclosure of Non-Cash Investing Activities:
Acquisition of property and equipment financed through a capital lease	$—	$345,594

The accompanying notes are an integral part of the consolidated financial statements.

SUMMIT VIEW, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

Nature and Scope of Operations

Summit View, Inc. (SVI) was incorporated in April 1988. Summit View, Inc, is the parent corporation of wholly owned subsidiaries that include Ohio Central Railroad, Inc., (OHCR), The Columbus & Ohio River Rail Road Company (CUOH), The Youngstown Belt Railroad Company (YBRR), Ohio Southern Railroad, Inc., (OSRR), Youngstown & Austintown Railroad, Inc., (YARR), The Warren & Trumbull Railroad, Incorporated (WTRR), Pittsburgh & Ohio Central Railroad Company (POHC), Ohio & Pennsylvania Railroad Company (OHPA), The Mahoning Valley Railway Company (MVRR), The Aliquippa & Ohio River Railroad (AORR) and Performance Railway Services Company (PRSC). During 2006, PRSC’s name was changed to Air Partners N155A Company (APC). The subsidiaries operate freight rail businesses.

During December 2002, Phoenix Logistics, Ltd., (PLL), a limited liability company, was formed having common ownership with Summit View, Inc. PLL acquired land and buildings for $649,366. The consolidated financial statements include the account balances of PLL, which consist of cash, land, building, accrued liabilities and sundry taxes payable. All debt was repaid during 2006.

Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of SVI and its wholly owned subsidiaries. An affiliated company under common ownership with SVI, PLL, is also included in the consolidation. All material inter-company balances and transactions are eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

A significant portion of SVI’s revenue is derived from freight interchange agreements with several railroads and a power plant located in the states of Ohio and Pennsylvania. Operating revenues are recognized for financial purposes when the freight changes carriers at the interchange points or is delivered to the power plant.

SUMMIT VIEW, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

Summary of Significant Accounting Policies (continued)

Accounts Receivable

Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment between 30 and 90 days from the date of the invoice. Accounts receivable are stated at the amount billed to the customer. Customer account balances over 120 days old are considered delinquent. Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management’s best estimate of the amount that will not be collected. Management individually reviews all accounts receivable balances that exceed 120 days from invoice date and, based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. A valuation allowance was not recorded for the years ended December 31, 2007 and 2006, based on management’s review of the historical bad debt experience and management’s belief that all accounts receivable are fully collectible.

Property and Equipment

Property and equipment are recorded at cost. Depreciation and amortization are provided over the estimated useful lives of the related assets. Maintenance and repairs are charged to operations when incurred. Renewals and betterments of a nature considered to materially extend the useful lives of the assets are capitalized. When assets are retired or otherwise disposed of, the assets and related accumulated depreciation and amortization are eliminated from the accounts, and any gain or loss is reflected in income. Depreciation and amortization for financial reporting purposes are computed using the straight-line method over the following useful lives:

Track and improvements	5 – 15 years
Machinery and equipment	5 – 14 years
Buildings and improvements	30 – 40 years
Furniture and fixtures	5 – 10 years

During 2007 and 2006, SVI received grant funds from the State of Pennsylvania on a reimbursement basis to upgrade and make useable a section of track on the POHC rail line. SVI is accounting for this activity by recording the track asset and a corresponding deferred revenue liability. These amounts will be reduced equally over the period of the life of the track through depreciation and recognition of the same proportional amount of deferred revenue.

SUMMIT VIEW, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

Summary of Significant Accounting Policies (continued)

Income Taxes

A consolidated income tax return is filed by SVI that includes the activity of the Subsidiaries. Income tax expense is allocated among the consolidated group based upon the individual subsidiaries taxable income.

A provision has been made for income taxes that provide for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus the net change during the year in deferred tax assets and liabilities. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial and income tax reporting purposes. The differences relate primarily to the use of different depreciation methods and lives for property and equipment and carry forward tax credits relating to a short line railroad credit that was enacted beginning in 2005. The tax credit carry forward was $2,700,000 and $2,580,000 at December 31, 2007 and 2006, respectively. The credit will begin to expire in 2026.

	2007	2006
Total deferred tax asset	$2,700,000	$2,580,000
Total deferred tax liabilities	(5,924,903)	(7,172,736)

Net deferred tax liabilities	$(3,224,903)	$(4,592,736)

A reconciliation of income tax expense at the statutory rate to SVI’s actual income tax (benefit) expense is shown below:

	2007	2006
Expected income tax expense at the statutory income tax rate – federal and state (34% for 2007, 39% for 2006)	$3,245,000	$2,223,890
Effect of adjustment to deferred tax asset and expense due to change in tax law	(477,000)	(1,600,000)
Current year tax credit generated	(1,830,600)	(980,000)
Permanent differences	560,000	—
Effect of applicable state tax rates	504,000	—
Other	132,063	(102,446)

	$2,133,463	$(458,556)

SUMMIT VIEW, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

Summary of Significant Accounting Policies (continued)

Loan Costs and Operating Rights

Costs incurred in obtaining loan fees and operating rights were capitalized. The costs of obtaining the operating rights are being amortized over a five-year period. Loan origination fees are being amortized over the life of the loan. Amortization expense was $11,412 and $15,626 for the years ended December 31, 2007 and 2006, respectively.

Derivative Financial Instruments

Derivative financial instruments are used by SVI to manage risks associated with interest rate market volatility. SVI does not hold or issue derivative financial instruments for trading purposes. SVI has designated its debt and interest rate swap agreement to be an integrated transaction. Accordingly, the interest rate swap agreement is being accounted for as a hedge, and the differential to be paid or received is recognized as an adjustment to interest expense over the life of the agreement. The management of SVI decided during 2006 to discontinue the interest rate swap agreements, and therefore, there were no such agreements at December 31, 2006.

Advertising and Promotion

SVI expenses advertising costs as incurred. Advertising and promotion expense amounted to $224,804 and $139,937 for the years ended December 31, 2007 and 2006, respectively.

Statements of Cash Flows

For purposes of reporting cash flows, cash and cash equivalents includes cash on hand, demand deposits and a money market account held by banks.

New Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board issued FIN No. 48, Accounting for Uncertainty in Income Taxes. FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. This new statement will be effective for SVI for the year ended December 31, 2008. The impact of FIN No. 48 has not been evaluated by management.

Cash and Cash Equivalents

SVI maintains its cash in 24 accounts with two financial institutions, with balances periodically exceeding the $100,000 FDIC insurance limit. The carrying value is a reasonable estimate of the fair value.

SUMMIT VIEW, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

Notes Payable – Line of Credit

SVI has a $1,000,000 line of credit with a financial institution. Interest is charged on the outstanding balance at the one-month LIBOR plus 1.5% (6.10% and 7.33% at December 31, 2007 and 2006, respectively) and is due monthly. There were no outstanding borrowings on the line of credit as of December 31, 2007. The outstanding balance on the line of credit as of December 31, 2006 was $1,000,000. During 2007, the line of credit maturity date was extended until August 2009. The line of credit is due on demand and collateralized by substantially all assets of SVI.

Long-Term Debt

Long-term debt consisted of the following at December 31:

	2007	2006
Notes payable to a bank, due in monthly principal installments of $125,000 through March 2011. Interest is payable monthly at the one-month LIBOR plus 1.75% (6.35% and 7.82% at December 31, 2007 and 2006, respectively). The note is secured by substantially all assets of SVI.	$4,750,000	$6,250,000

Notes payable to a bank, due in monthly principal installments of $116,071 through August 2009. Interest is payable monthly at the one-month LIBOR plus 1.75% and 1.50% (6.35% and 7.57% at December 31, 2007 and 2006, respectively). The note is secured by substantially all assets of SVI.	2,321,058	3,713,915

	7,071,058	9,963,915
Less: current portion of long-term debt	(2,892,857)	(2,892,857)

	$4,178,201	$7,071,058

Future principal payments required as of December 31, are as follows:

2008	$2,892,857
2009	2,428,201
2010	1,500,000
2011	250,000

Total	$7,071,058

SUMMIT VIEW, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

Long-Term Debt (continued)

The above bank debts and the note payable—line of credit are subject to certain covenants and restrictions, including maintenance of certain financial requirements of which SVI was in compliance at December 31, 2007.

Deferred Revenue

SVI records deferred revenue with regard to grant monies received to upgrade and make useable track on the POHC rail line. The total amount of the deferred revenue was $2,732,724 for the year ending December 31, 2007. These amounts will be recognized as revenue on a systematic basis that corresponds to the depreciation on the asset recorded. The period of recognition will be 15 years which is equivalent to the years of depreciation of the asset.

Future recognition of deferred revenue at December 31, 2007 is as follows:

2008	$326,134
2009	326,134
2010	326,134
2011	326,134
Thereafter	1,428,188

$2,732,724

Nonqualified Deferred Compensation Plan

During 2007, SVI adopted a nonqualified deferred compensation plan for the benefit of certain key employees. The plan is discretionary and the deferred compensation expense and liability for the year ended December 31, 2007 was $150,000. The plan provides, among other things, for certain deferred compensation to take effect upon the employee’s death, retirement or disability. The deferred compensation liability is being funded by the cash surrender value of life insurance and a money market account on the accompanying balance sheet.

Obligation under Capital Lease

In 2006, SVI entered into a lease agreement for use of machinery that is accounted for as a capital lease. The lease is secured by the leased asset. SVI has recorded the cost of this asset in property and equipment in the amount of $345,594, less accumulated amortization of $53,892, as of December 31, 2006. Amortization expense for the asset held under capital lease, which is included in depreciation and amortization expense, was $53,892 for the year ended December 31, 2006. As of March 2007, the capital lease was paid in full and title to the related equipment was transferred to SVI. As a result, the capital lease obligation was classified as a current liability at December 31, 2006.

SUMMIT VIEW, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

Interest Rate Hedging Liability

During November 2004, SVI entered into an interest rate swap agreement for an aggregate notional amount of $6,750,000, amortizing to zero on the expiration date of October 31, 2009. The outstanding notional amount at December 31, 2007 and 2006 was $0. Under the interest rate swap agreement, SVI was entitled to receive monthly interest rate payments at the one-month LIBOR and was required to make monthly interest payments at a fixed rate of 3.80%. During 2006, the management of SVI discontinued the agreement, and therefore, there was no balance at December 31, 2006.

During 2002, SVI entered into an interest rate swap agreement for an aggregate notional amount of $7,312,500, amortizing to zero on the expiration date of December 1, 2007. The outstanding notional amount at December 31, 2007 and 2006 was $0. Under the interest rate swap agreement, SVI was entitled to receive monthly interest rate payments at the one-month LIBOR) and was required to make monthly interest payments at a fixed rate of 3.70%. During 2006, the management of SVI discontinued the agreement, and therefore, there was no balance at December 31, 2006.

Operating Leases

CUOH operates a railroad line for the State of Ohio, through a lease, for a period of five years, expiring in July 2008, with options to renew for additional five-year periods based upon its performance. Lease fees totaled $726,000 in both 2007 and 2006.

During 2007, the Company entered into an operating lease through 2013 for the use of equipment. Total lease fees for 2007 totaled $0. The first payment will be made in 2008.

The Company leases railcars from unrelated parties under lease arrangements accounted for as operating leases. Lease expense related to the railcars was $1,629,945 and $1,421,319 for the years ended December 31, 2007 and 2006, respectively.

The following is a summary of SVI’s future minimum lease commitments under the above leases:

2008	$1,413,000
2009	1,413,000
2010	142,500
2011	142,500
2012	142,500
Thereafter	142,500

$3,396,000

SUMMIT VIEW, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

Self-Insured Medical

It is SVI’s policy to self-insure medical coverage. Therefore, a provision is made for the estimated costs of known and anticipated claims. SVI has stop-loss coverage for medical claims in excess of $30,000 per individual, per year. Because of the inherent uncertainties in estimating claims, it is at least reasonably possible that SVI’s estimated claims could change in the near term. The outstanding balance of the accrual for self-insured coverage was $100,000 and $117,000 as of December 31, 2007 and 2006, respectively.

401(k) Savings Plan

SVI has a 401(k) savings plan whereby employees may elect to make contributions pursuant to a salary-reduction agreement upon meeting age and length-of-service requirements. Effective March 1, 2007, SVI makes a 100% matching contribution of the electing employees’ deferral up to 3% of the employees’ compensation for the plan year; and a 50% match for contributions between 3% and 6%. Prior to March 1, 2007, SVI made contribution matches of 50% up to 6% of employee compensation. Matching contributions to the plan for 2007 and 2006 were $366,525 and $170,085, respectively.

Commitments

SVI’s subsidiaries had entered into agreements with the Ohio Department of Transportation (ODOT) for track rehabilitation funding through the end of the current year. The rehabilitated track must be maintained with certain safety standards for a period of 10 years after the projects are completed. If SVI fails to maintain the track within the safety standards, it is required to repay ODOT a proportionate share of the funding for the years remaining under the agreement. In the opinion of management, SVI is expected to meet or exceed safety standards beyond the required period.

Contingencies

Lawsuits

SVI is subject to legal proceedings and claims, which have arisen in the ordinary course of its business and have not been finally adjudicated. Management is vigorously defending these lawsuits and does not believe that there will be any judgments against SVI. These actions, when ultimately concluded and determined, will not, in the opinion of management, have a material adverse effect upon the financial position, results of operation or liquidity of SVI.

SUMMIT VIEW, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

Contingencies (continued)

Environmental Matters

The risk of incurring environmental liability – for acts and omissions, past, present and future – is inherent in the railroad business. However, based on its assessments of the facts and circumstances now known, management believes that it is unlikely that any identified matters, either individually or in the aggregate, will have a material adverse effect on SVI’s financial position, results of operations or liquidity of SVI.

Economic Dependency

SVI’s subsidiaries obtain a majority of their revenue from freight interchange agreements with several railroads and a power plant. The loss of a major interchange agreement could have a material adverse effect on SVI.

Concentrations

At December 31, 2007, three customers’ balances made up approximately 37% of the total accounts receivable. At December 31, 2006, three customers’ balances made up approximately 61% of the total accounts receivable.

Three customers represented 68% of the total operating revenue for the year ending December 31, 2007. Three customers represented 65% of the total operating revenue for the year ending December 31, 2006.

Subsequent Event

Subsequent to year-end, SVI made dividend payments to the owner in the amount of approximately $6,900,000. These payments result in a covenant violation with regard to bank debt. Following year-end, SVI requested and received a bank waiver regarding this covenant.

SUMMIT VIEW, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

September 30, 2008 and December 31, 2007

(Unaudited)

ASSETS
	September 30,	December 31,
	2008	2007
Current Assets
Cash and cash equivalents	$2,757,544	$5,100,796
Accounts receivable, net	6,720,755	5,242,518
Prepaid expenses	1,555	135,600

Total current assets	9,479,854	10,478,914

Property and Equipment
Track and improvements	43,560,646	42,474,254
Machinery and equipment	12,357,119	14,819,542
Buildings and improvements	2,071,419	2,176,419
Land	4,436,794	4,476,795
Furniture and fixtures	237,667	237,667

	62,663,645	64,184,677
Less: accumulated depreciation and amortization	(29,396,098)	(27,395,010)

Total property and equipment	33,267,547	36,789,667

Other Assets
Cash surrender value of life insurance policies	—	124,378
Loan costs and operating rights, net of accumulated amortization of $122,228 as of December 31, 2007	—	37,303

Total other assets	—	161,681

TOTAL ASSETS	$42,747,401	$47,430,262

The accompanying notes are an integral part of the consolidated financial statements.

SUMMIT VIEW, INC. AND SUBSIDIARIES

Consolidated Balance Sheets (Continued)

September 30, 2008 and December 31, 2007

(Unaudited)

LIABILITIES AND STOCKHOLDER’S EQUITY
	September 30,	December 31,
	2008	2007
Current Liabilities
Current portion of long-term debt	$11,276,786	$2,892,857
Current portion of deferred revenue – grant	169,802	326,134
Accounts payable	2,315,837	1,162,505
Accrued liabilities	1,575,831	1,745,750
Income and sundry taxes payable	767,560	2,313,025

Total current liabilities	16,105,816	8,440,271

Long-Term Liabilities
Long-term debt	1,549,629	4,178,201
Deferred revenue – grant	2,959,595	2,406,590
Deferred compensation	150,000	150,000
Deferred income taxes	3,583,885	3,224,903

Total long-term liabilities	8,243,109	9,959,694

Total liabilities	24,348,925	18,399,965

Stockholder’s Equity
Common stock, 750 shares authorized, 100 shares issued and outstanding at $5 per share stated value	500	500
Additional paid-in capital	119,936	119,936
Retained earnings	18,278,040	28,909,861

Total stockholder’s equity	18,398,476	29,030,297

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$42,747,401	$47,430,262

The accompanying notes are an integral part of the consolidated financial statements.

SUMMIT VIEW, INC. AND SUBSIDIARIES

Consolidated Statements of Income

For the Three and Nine Months Ended September 30, 2008 and 2007

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

Operating Revenues	$18,806,497	$15,297,163	$50,081,069	$43,824,588

Operating Expenses:
Transportation	4,859,741	3,735,564	14,703,784	11,850,687
Locomotive repair and maintenance	1,202,848	993,105	3,291,290	2,911,030
Maintenance of way	4,753,184	5,063,465	9,969,052	11,579,877
Depreciation and amortization	1,157,926	1,008,602	3,397,937	3,032,905
Car repair	661,485	268,115	1,427,274	743,021
Other taxes	45,255	10,805	335,514	417,000
General and administrative	11,400,251	1,483,717	15,271,603	5,090,447
Loss (gain) on sale of property and equipment	33,348	—	32,848	(530,053)

Total operating expenses	24,114,038	12,563,373	48,429,302	35,094,914

(Loss) Income from Operations	(5,307,541)	2,733,790	1,651,767	8,729,674

Other (Expense) Income:
Interest income	17,165	52,463	20,483	115,274
Interest expense	(56,256)	(168,560)	(175,666)	(564,388)

Total other (expense) income	(39,091)	(116,097)	(155,183)	(449,114)

(Loss) income before Provision for Income Taxes	(5,346,632)	2,617,693	1,496,584	8,280,560

(Benefit from) Provision for Income Taxes:
Current	(2,272,473)	1,172,150	974,837	3,830,388
Deferred	(88,231)	(59,290)	(231,911)	(177,895)

Total (benefit from) provision for income taxes	(2,360,704)	1,112,860	742,926	3,652,493

Net (Loss) Income	$(2,985,928)	$1,504,833	$753,658	$4,628,067

The accompanying notes are an integral part of the consolidated financial statements.

SUMMIT VIEW, INC. AND SUBSIDIARIES

Consolidated Changes in Retained Earnings

For the Nine Months Ended September 30, 2008 and 2007

(Unaudited)

	Nine Months Ended September 30,
	2008	2007

Retained earnings at beginning of period	$28,909,861	$21,505,527
Net earnings	753,658	4,628,067
Asset dividend distribution	(1,343,154)	—
Cash dividends paid	(10,042,325)	—

Retained earnings at end of period	$18,278,040	$26,133,594

The accompanying notes are an integral part of the consolidated financial statements.

SUMMIT VIEW, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2008 and 2007

(Unaudited)

	Nine Months Ended
	September 30,
	2008	2007
Cash Flows from Operating Activities:
Net income	$753,658	$4,628,067

Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation and amortization	3,397,937	3,032,905
Amortization of deferred grant	(153,970)	(99,812)
Loss (gain) on sale of property and equipment	32,848	(530,053)
Deferred taxes	358,982	(177,895)
Decrease in cash surrender value of life insurance	124,378	—
(Increase) decrease in operating assets:
Accounts receivable	(1,478,237)	(1,913,698)
Prepaid expenses	134,045	136,254
Increase (decrease) in operating liabilities:
Accounts payable	1,153,332	666,627
Accrued liabilities	(169,919)	(50,051)
Income and sundry taxes payable	(1,545,465)	1,694,138

Total adjustments	1,853,931	2,758,415

Net cash provided by operating activities	2,607,589	7,386,482

Cash Flows from Investing Activities:
Proceeds from the sale of property and equipment	500	715,723
Acquisition of property and equipment	(664,373)	(1,846,629)

Net cash used in investing activities	(663,873)	(1,130,906)

Cash Flows from Financing Activities:
Net (payments) borrowings on note payable – line of credit	—	(1,000,000)
Borrowings on short-term debt	8,500,000	—
Payments of long-term debt	(2,744,643)	(1,245,300)
Payments under capital lease	—	(229,813)
Dividends paid	(10,042,325)	—

Net cash used in financing activities	(4,286,968)	(2,475,113)

Net (decrease) increase in cash	(2,343,252)	3,780,463

Cash and Cash Equivalents – Beginning of Year	5,100,796	2,061,884

Cash and Cash Equivalents – End of Year	$2,757,544	$5,842,347

The accompanying notes are an integral part of the consolidated financial statements.

SUMMIT VIEW, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Unaudited)

Nature and Scope of Operations

Summit View, Inc. (SVI) was incorporated in April 1988. SVI, is the parent corporation of wholly owned subsidiaries that include Ohio Central Railroad, Inc., (OHCR), The Columbus & Ohio River Rail Road Company (CUOH), The Youngstown Belt Railroad Company (YBRR), Ohio Southern Railroad, Inc., (OSRR), Youngstown & Austintown Railroad, Inc., (YARR), The Warren & Trumbull Railroad, Incorporated (WTRR), Pittsburgh & Ohio Central Railroad Company (POHC), Ohio & Pennsylvania Railroad Company (OHPA), The Mahoning Valley Railway Company (MVRR), The Aliquippa & Ohio River Railroad (AORR) and Air Partners N155A Company (APC). The subsidiaries operate freight rail businesses.

During December 2002, Phoenix Logistics, Ltd., (PLL), a limited liability company, was formed having common ownership with Summit View, Inc. PLL acquired land and buildings for $649,366. The consolidated financial statements include the account balances of PLL, which consist of cash, land, building, accrued liabilities and sundry taxes payable.

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of SVI and its wholly owned subsidiaries (the Company). An affiliated company under common ownership with SVI, PLL, is also included in the consolidation. All material intercompany balances and transactions are eliminated in consolidation. These interim consolidated financials statements have been prepared by the Company, without audit, and accordingly do not contain all disclosures which would be required in a full set of financial statements in accordance with accounting principles generally accepted in the United States of America (United States GAAP). In the opinion of management, the unaudited financial statements for the three and nine months ended September 30, 2008 and 2007, are presented on a basis consistent with the audited financial statements and contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation. The results of operations for interim periods are not necessarily indicative of results of operations for the full year. The consolidated balance sheet data for 2007 was derived from the audited financial statements but does not include all disclosures required by United States GAAP.

The interim consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2007.

Accounts Receivable

Accounts receivable consisted of the following as of September 30, 2008 and December 31, 2007:

	September 30, 2008	December 31, 2007
Accounts receivable - trade	$7,671,748	$5,242,518
Less: allowance for doubtful accounts	(950,993)	—

Accounts receivable, net	$6,720,755	$5,242,518

Long-Term Debt

In September 2008, the Company obtained a short-term note from a financial institution for $8,500,000. The proceeds from the note were primarily used to pay discretionary bonuses in September 2008.

SUMMIT VIEW, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Unaudited)

Income Taxes

The Company’s effective income tax rate in the three months ended September 30, 2008, was a benefit of 44.2% compared with a provision of 42.5% in the three months ended September 30, 2007. The Company’s effective income tax rate in the nine months ended September 30, 2008, was 49.6% compared with 44.1% in the nine months ended September 30, 2007.

New Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (FASB) issued Financial Interpretation (FIN) No. 48, “Accounting for Uncertainty in Income Taxes” (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. This new statement will be effective for SVI for the year ended December 31, 2008. The Company does not expect the adoption of FIN 48 to impact the Company’s consolidated financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standard (SFAS) No. 157, “Fair Value Measurements” (SFAS 157), which is effective for fiscal years beginning after November 15, 2007, and for interim periods within those years. On February 12, 2008, the FASB issued FASB Staff Position (FSP) FAS 157-2 which delayed the effective date of SFAS 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). This FSP partially defers the effective date of SFAS 157 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. SFAS 157 defines fair value, establishes a framework for measuring fair value and expands the related disclosure requirements. The Company adopted SFAS 157 on January 1, 2008, and it did not have a material impact on its consolidated financial statements. However, the Company has not applied the provisions of the standard to its property and equipment, goodwill and certain other assets, which are measured at fair value for impairment assessment, nor to any business combinations. The Company will apply the provisions of the standard to these assets and liabilities beginning January 1, 2009, as required by FSP FAS 157-2.

In December 2007, the FASB issued SFAS No. 141R, “Business Combinations” (SFAS 141R). SFAS 141R retains the fundamental requirements of the original pronouncement requiring that the acquisition method be used for all business combinations. SFAS 141R defines the acquirer, establishes the acquisition date and requires the acquirer to recognize the assets acquired, liabilities assumed and any noncontrolling interest at their fair values as of the acquisition date. SFAS 141R also requires acquisition-related costs to be expensed as incurred. SFAS 141R is effective for fiscal years beginning after December 15, 2008, and interim periods within those years. Early adoption of SFAS 141R is prohibited. The provisions of SFAS 141R will be effective for the Company for all business combinations with an acquisition date on or after January 1, 2009.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (SFAS 162), which has been established by the FASB as a framework for entities to identify the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with United States GAAP. SFAS 162 is not expected to result in a change in current practices. SFAS 162 is effective January 15, 2009. The Company does not expect the adoption of SFAS 162 to impact the Company’s consolidated financial statements.

Commitments and Contingencies

SVI’s subsidiaries had entered into agreements with the Ohio Department of Transportation (ODOT) for track rehabilitation funding through the end of the current year. The rehabilitated track must be maintained with certain safety standards for a period of 10 years after the projects are completed. If SVI fails to maintain the track within the safety standards, it is required to repay ODOT a proportionate share of the funding for the years remaining under the agreement. In the opinion of management, SVI is expected to meet or exceed safety standards beyond the required period.

SUMMIT VIEW, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Unaudited)

Lawsuits

SVI is subject to legal proceedings and claims, which have arisen in the ordinary course of its business and have not been finally adjudicated. Management is vigorously defending these lawsuits and does not believe that there will be any judgments against SVI. These actions, when ultimately concluded and determined, will not, in the opinion of management, have a material adverse effect upon the financial position, results of operation or liquidity of SVI.

Environmental Matters

The risk of incurring environmental liability – for acts and omissions, past, present and future – is inherent in the railroad business. However, based on its assessments of the facts and circumstances now known, management believes that it is unlikely that any identified matters, either individually or in the aggregate, will have a material adverse effect on SVI’s financial position, results of operations or liquidity of SVI.

Subsequent Event

On October 1, 2008, the Company announced that it was acquired by Genesee & Wyoming Inc. (GWI), headquartered in Greenwich, Connecticut, for $234.3 million in cash, subject to adjustment for final working capital. The cash purchase price included contingent consideration of approximately $7.5 million, which will be paid to the seller upon satisfaction of certain conditions. The sale is subject to the approval of the Surface Transportation Board, which is pending.

On October 3, 2008, the United States enacted the Emergency Economic Stabilization Act of 2008 (Stabilization Act of 2008), which included the renewal of the Short Line Tax Credit. The Short Line Tax Credit, which had been in existence from 2005 through 2007, expired on December 31, 2007. The Stabilization Act of 2008 extends the credit through December 31, 2009, and is retroactive to January 1, 2008. The Stabilization Act of 2008 provides for an income tax credit equal to 50 percent of qualified railroad track maintenance expenditures, subject to an annual limitation of $3,500 multiplied by the number of track miles owned or leased by the Company. In addition, the Stabilization Act of 2008 changed the amount of credit allowed against regular tax by removing the previous limitation based on the Company’s Alternative Minimum Tax (AMT). As a result of this change, the Company can utilize the Short Line Tax Credit to offset 75% of its regular United States income tax, subject to the total Short Line Tax Credit available.